CONSENT OF

FARBER HASS HURLEY MCEWEN, LLP

(Formerly Farber & Hass, LLP)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

MoneyFlow Systems International, Inc.

7003 - 5th Street SE, Suite N

Calgary, Alberta

Canada  T2H 2G2

We hereby consent to the inclusion in this Annual Report on Form 10-KSB, of our report dated January 28, 2005, relating to the financial statements of MoneyFlow Systems International, Inc.

as of October 31, 2004 and for the year then ended.

/s/ Farber Hass Hurley McEwen, LLP

February 14, 2006

Camarillo, California